Exhibit 10.27

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (Security Agreement) made this 9th day of June, 2005, by and between HOKU SCIENTIFIC, INC., a Delaware corporation (hereafter called the Debtor), and CENTRAL PACIFIC BANK, a Hawaii corporation (hereafter called the Secured Party),

W I T N E S S E T H :

To secure the repayment of a loan made by the Secured Party to the Debtor in the principal amount of THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,500,000.00), together with interest thereon, which loan is evidenced by that certain Promissory Note of even date herewith executed by the Debtor, as Borrower, and payable to the Secured Party, the provisions of such Note and any modifications, extensions or renewals thereof being secured hereby, being incorporated herein by reference, and being hereinafter referred to as the Note;

AND ALSO to secure the performance and observance by the Debtor of all of the covenants, conditions and agreements required to be performed by the Debtor under this Agreement and under the Mortgage, Security Agreement and Financing Statement (hereinafter called the Mortgage) executed by the Debtor and the Secured Party concurrently herewith and under any other documents or instruments executed concurrently herewith by the Debtor (the Note, the Mortgage and this Security Agreement being hereinafter collectively called the Loan Documents), and the payment by the Debtor to the Secured Party of all sums expended or advanced by the Secured Party pursuant to any term or provision of any of the Loan Documents, the provisions of which documents and all amendments thereto being incorporated herein by reference;

AND ALSO to secure the payment by the Debtor to the Secured Party of all other sums now or hereafter loaned or advanced by the Secured Party to the Debtor, pursuant to the provisions of the Loan Agreement of even date herewith (hereinafter called the Loan Agreement), or expended by the Secured Party for the account of the Debtor;

THE DEBTOR DOES HEREBY grant, assign, convey, transfer, deliver and set over to the Secured Party, its successors and assigns, absolutely and forever, the following described property, TOGETHER WITH a security interest, as that term is defined in the Uniform Commercial Code (Chapter 490, Hawaii Revised Statutes, as amended), in such property, upon the terms and conditions hereinafter set forth:

FIRST: All right, title and interest of the Debtor in and to any and all existing and future contracts involving or relating to the property located at 1075 Opakapaka

Street, Kapolei, City and County of Honolulu, Hawaii, Tax Map Key No. (1) 9-1-075-009, which is more particularly described in the Mortgage and is hereafter called the Property, and the structures and improvements thereon, or any of the other items of Collateral described herein, including any and all modifications and extensions thereof;

Together with all of the Debtor’s rights and remedies thereunder and the benefit of all covenants therein;

SECOND: All right, title and interest of the Debtor in and to any and all binders or policies of insurance of any kind (the Insurance Policies) covering all or any portions of the Property or any of the other items of Collateral described herein; and any and all riders, amendments, extensions, renewals, supplements or revisions thereof;

Together with all of the Debtors rights and remedies there under, the benefit of all covenants therein and all proceeds there from;

THIRD: All right, title and interest of the Debtor in and to all of the Debtor’s personal property of any kind, including, without limitation, all machinery, equipment, building materials, furniture, fixtures, furnishings, fittings, attachments, appliances, devices and appurtenances of every kind and description, now or hereafter affixed to, placed upon or used in connection with the construction of, the improvements on the Property, intended to be incorporated into such improvements, substantially consumed in such construction operations, or specially fabricated for incorporation in such improvements as well as all Debtor’s personal property of any kind and description purchased for use in connection with such improvements, whether or not affixed to or placed upon the Property; together with all additions to, substitutions for, changes in, replacements or renewals of, the whole or any part of such property;

FOURTH: All right, title and interest of the Debtor in and to any and all awards or payments, including interest thereon, and the right to receive the same, which may be made with respect to the premises by any public or quasi-public authority or corporation as a result of (a) the exercise of the right of eminent domain, (b) the alteration of the grade of any street, or (c) any other injury to or decrease in the value of the Property, to the extent of all amounts which may be secured by the Mortgage at the date of receipt of any such award or payment by the Secured Party, including the counsel fee, costs and disbursements incurred by the Secured Party in connection with the collection of such award or payment, the Debtor agreeing to execute and deliver, from time to time, such further instruments as may be requested by the Secured Party to confirm such assignment to the Secured Party of any such award or payment;

FIFTH: All right, title and interest of the Debtor in and to any instruments, documents, general intangibles and accounts (as those terms are respectively defined in Section 490:9-102, Hawaii Revised Statutes, as amended, or hereafter defined under the Uniform Commercial Code (UCC)) with respect to, or which may in any way pertain to, the Property or the business of the Debtor, now existing or hereafter arising, including, without limitation (i) any trade names, trademarks, prints, labels, advertising concepts and literature, and (ii) all refunds, rebates, deposits, accounts receivable or other expectancy under or from any account or contract;

SIXTH: All right, title and interest of the Debtor in and to all building permits, other permits, licenses, soils tests, appraisals, plans and specifications and any other documents and agreements, materials or personal property of any kind now or hereafter existing for the Property or the business of the Debtor and belonging to the Debtor;

SEVENTH: All right, title and interest of the Debtor in and to all construction contracts, architect’s and engineer’s contracts now or hereafter entered into by the Debtor for the construction of any improvements on or work performed to the Property, and any and all modifications and extensions thereof, together with all of the Debtor’s rights and remedies thereunder and the benefits of all covenants therein; and

EIGHTH: All right, title and interest of the Debtor in and to all performance and payment bonds now or hereafter obtained by the Debtor in connection with the construction of the improvements on or work performed to the Property, together with all of the Debtors rights and remedies thereunder and the benefit of all covenants therein;

The Contracts and the Insurance Policies are hereinafter sometimes collectively called the Contracts. All articles of property described in items THIRD through EIGHTH are hereinafter sometimes collectively called the Personal Property. The Contracts and the Personal Property are herein sometimes collectively called the Collateral.

TOGETHER WITH all right, title and interest of the Debtor in, and to use, lease or dispose of, the Collateral as well as any proceeds deriving from such Collateral;

TO HAVE AND TO HOLD the same unto the Secured Party and its successors and assigns, absolutely and forever, as security as aforesaid;

UPON CONDITION that if the Debtor shall well and truly pay to the Secured Party the principal amount of the Note, with interest and other charges, if any, according to its provisions and effect and shall discharge any and all obligations that now or hereafter may be or become owing, directly or indirectly, by the Debtor to the Secured Party under the Loan Documents on any and every account, whether or not the same are matured, of which obligations the books of the Secured Party shall be prima facie evidence, and if the Debtor shall fully and faithfully perform and observe all of the covenants, conditions and agreements to be performed and observed by the Debtor in the Loan Documents, including this Security Agreement, and any and every other instrument or document secured hereby, and if the Debtor shall pay the cost of release, the Secured Party will, upon request of the Debtor, release the Collateral from the security interest created by this Agreement and these presents shall be void, it being understood, however, that an affidavit, certificate, letter or statement of any officer of the Secured Party showing that any part of the indebtedness remains unpaid or any terms, covenants, conditions, and agreements remain unperformed shall constitute conclusive evidence of the validity, effectiveness and continuing force of this Security Agreement.

Subject to the terms hereof, until the happening of an Event of Default as defined in the Loan Agreement, the Debtor shall be entitled to use and to possess the Collateral.

BUT, if any Event of Default as defined in the Loan Agreement shall occur, then the Secured Party, without obligation to do so and without releasing or waiving any of its rights, shall have the right, power and authority, without notice, presentment or demand to declare the unpaid principal amount of the Note and any other indebtedness secured hereby, hereby whether matured or not, together with any interest thereon accrued and unpaid, to be immediately due and payable, and such indebtedness and interest shall thereupon become and be immediately due and payable, and shall bear interest until fully paid at the rate specified in the Note to be paid in the event of default, and the Secured Party may, at its option, without notice and irrespective of whether declaration of default is required to be delivered to any party named in the Loan Documents or other instrument or obligations securing the Note or secured hereunder or whether remedies under other security instruments have been exercised, exercise all right and remedies contained in the Loan Documents, including this Security Agreement, or any other security instruments and obligations and shall have all rights and remedies available to the Secured Party under the Uniform Commercial Code or other applicable laws.

Without limiting the generality of the foregoing, upon the occurrence of an Event of Default:

(a) The Secured Party may, at the Secured Party’s option and at the Debtor’s expense, either in the Secured Party’s own right or in the name of the Debtor and in the same manner and to the same extent that the Debtor might reasonably so act if this Security Agreement had not been made, (i) demand, sue for, collect, recover, receive and otherwise enforce payment of all proceeds and other sums due and payable from the Collateral, the Debtor hereby requesting and instructing all other parties to the Contracts or liable to the Debtor in connection with the Collateral to make all payments then due or which may thereafter become due thereunder or thereby to the Secured Party, and the Debtor further agreeing that the receipt by the Secured Party of any such payments shall be a complete release and discharge of the obligor or obligors thereof to the extent of the payment or payments so made; (ii) do all things requisite, convenient or necessary to enforce the performance and observance of any and all other covenants, agreements, conditions, terms and provisions of the Contracts, and to exercise all the rights, remedies and privileges of the Debtor contained in the Contracts or arising from the Collateral or any part thereof, including, but not limited to, the making, modifying, amending, enforcing, cancelling, surrendering or accepting the surrender of, terminating or extending any of the Contracts now or hereafter in effect, and also including the compromising, waiving, excusing, or in any manner releasing or discharging of any obligation of any party to or arising from the Collateral; (iii) take possession of the books, papers and accounts of the Debtor, wherever located, relating to the Collateral; (iv) receive, and the Debtor will forthwith surrender to the Secured Party the possession of the Collateral, and, to the extent permitted by law, the Secured Party may itself or by such officers or agents as it may appoint (A) manage or operate the Collateral or any part thereof, (B) exclude the Debtor, its agents and servants therefrom, (C) make, enforce, modify and accept the surrender of any Contracts or leases covering all or any portion of the Property,(D) obtain and evict tenants, fix or modify purchase prices or rents, fill any and all vacancies and lease the Property or Personal Property, or any part thereof, and (E) do all acts, including the making of contracts, which the Secured Party deems necessary for the care or management of the Property or Personal Property; (v) sue or otherwise collect and receive monies; and (vi) do all other things requisite, convenient or necessary to require the other parties to the Contracts to perform the same or which the Secured Party deems proper to protect the security given hereunder.

(b) The Secured Party may foreclose this Security Agreement in the manner now or hereafter provided or permitted by law, including treatment of the Collateral as real property subject to judicial foreclosure pursuant to Chapter 667, Hawaii Revised Statutes, as amended, and shall have the immediate right to receivership on ex parte order and without bond pending foreclosure, and may sell, assign, transfer or otherwise dispose of the Collateral at public or private sale, in whole or in part, and the Secured Party may, in its own name or as the irrevocably appointed attorney-in-fact of the Debtor, effectually assign and transfer the Collateral, or any part thereof, absolutely and execute and deliver all necessary assignments, deeds, conveyances, bills of sale and other instruments with power to substitute one or more persons or corporations with like power; and, if the Secured Party so instructs the Debtor, the Debtor shall assemble, without expense to the Secured Party, all of the Collateral at a convenient place on the Island of Oahu, at the Secured Party’s option, and the Debtor shall ratify and confirm any such sale or transfer by delivering all proper instruments to such persons or corporations as may be designated in any such request. Any such foreclosure sale, assignment or transfer shall, to the extent permitted by law, be a perpetual bar, both at law and in equity, against the Debtor and all persons and entities lawfully claiming by or through or under the Debtor. Any such sale may be adjourned from time to time. The Secured Party shall give the Debtor notice of any public or private sale as may be required by the UCC. Upon any sale, the Secured Party may bid for and purchase the Collateral, or any part thereof, and upon compliance with the terms of sale, may hold, retain and possess and dispose of the Collateral, in its absolute right without further accountability, and any purchaser, including the Secured Party, at any such sale may, if permitted by law, after allowing for the proportion of the total purchase price required to be paid in cash for the costs and expenses of the sale, commissioner’s compensation and other charges, in paying purchase money, turn in the Note, including interest and charges thereon, in lieu of cash, up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon.

In case of any Event of Default, neither the Debtor nor anyone claiming by, through or under the Debtor, to the extent the Debtor may lawfully so agree, shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any of the Collateral is situated in order to prevent or hinder the enforcement of this Security Agreement, or the absolute sale of the Collateral or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat; and the Debtor in the Debtor’s own right and for all who may claim under the Debtor, hereby waives, to the full extent that the Debtor may lawfully do so, the benefit of all such laws and any and all right to have the estates comprised in the security intended to be created hereby marshalled upon any enforcement of the lien hereof and agrees that the Secured Party or any court having jurisdiction to foreclose such lien may sell the Collateral in parts or as an entirety. The Secured Party may apply the proceeds of any such sale first, to the costs and expenses of such sale and all proceedings in connection therewith, including counsel fees; next, to the payment of any disbursements made by the Secured Party for taxes or assessments or other charges prior to the security interest of this Security Agreement which the Secured Party shall deem it expedient to pay; next, to the repayment of any other disbursements made by the Secured Party according to the terms hereof; and next, to the payment of the unpaid principal of an interest or other charges on the Note, and any other obligations of the Debtor under the Loan Documents; and the remainder, if any, shall be paid over to the Debtor. If such proceeds shall be insufficient to discharge the entire indebtedness owing by the Debtor under this Security Agreement, the Loan Documents and any other instrument or obligation secured hereunder, the Secured Party may have any other legal recourse against the Debtor for the deficiency.

Nothing in this Agreement or the Note shall affect or impair the right, which is unconditional and absolute, of the holder of the Note to enforce payment of the principal or any interest on the Note and all fees, charges and other sums due under the Loan Documents at or after the date therein expressed as the date when the same shall become due, or the obligation of the Debtor secured hereunder, which is likewise unconditional and absolute, to pay such amounts at the respective times and places therein expressed.

A. DEBTOR’S WARRANTIES. The Debtor warrants and represents to the Secured Party as follows:

1. The Debtor is a party to each of the Contracts and is the absolute and sole owner of the interest in and to the Contracts subject to this Security Agreement, and, subject to the terms thereof, with full right and title to assign the same to the Secured Party and to grant the Secured Party a security interest in the same and the sums due or to become due thereunder; the Debtor has to date fully and faithfully performed and observed all of the terms, obligations, covenants, conditions and warranties to be performed and observed by the Debtor thereunder and no event has occurred and is continuing which constitutes, or with notice or the passage of time would constitute, a default thereunder; the Contracts are genuine, valid, subsisting and enforceable upon all parties thereto according to their terms; the Debtor has not alienated, assigned, pledged, transferred, mortgaged or otherwise encumbered any of the rights or interests of the Debtor therein or thereto, including the sums due or to become due thereunder, there have been no amendments or modifications to any of the Contracts; no financing statement or any other lien or encumbrance covering any of the Collateral is on file in the Bureau of Conveyances of the State of Hawaii, or is otherwise outstanding; the other parties to the Contracts have no offsets, counterclaims or defenses against the Debtor, whether arising out of the Contracts or otherwise; no payments of any kind required thereunder have been anticipated, discounted, waived, released or set-off; no parties thereto have been discharged, excused or released; no claims under the Contracts have been compromised; the Debtor has not accepted any payments under any of the Contracts, except as permitted by the terms thereof; all payments thereunder are current; and nothing in any of the Contracts would prevent the Secured Party from enforcing any of the rights and remedies that the Debtor might have if this Security Agreement had not been executed.

2. The Debtor is the lawful owner or lessee of the Personal Property and has the right to the use and possession of the Personal Property and has good right to grant or convey the same as security under this Security Agreement; the Personal Property is free and clear of any lien or right prior to or on a parity with the lien of this Security Agreement, except as noted above; the Debtor will, on behalf of the Secured Party, defend forever against any claims or demands thereon made by all persons; and there exist no offsets, counterclaims or defenses to the Debtor’s rights therein or thereto.

3. The Debtor’s exact and correct legal name is as set forth in the first paragraph of this Security Agreement. The Debtor is registered and in good standing in the State of Delaware and the State of Hawaii.

B. DEBTOR’S COVENANTS. The Debtor hereby covenants and agrees with the Secured Party as follows:

1. Payment of Taxes, Assessments, Etc. The Debtor will punctually pay and discharge, or cause to be paid and discharged from time to time as the same shall become due, all taxes, rates, assessments, impositions, duties and other charges of every description to which the Collateral, or any part thereof, may during the term of this Security Agreement become liable by authority of law, the payment of which shall be secured by this Security Agreement. The Debtor will, upon request, deposit copies of the receipts therefor with the Secured Party at least thirty (30) days prior to the final date such taxes, rates, assessments, impositions, duties and other charges may be paid without penalty.

2. Preservation of Contracts. Without the prior written consent of the Secured Party, the Debtor will not: (a) modify, change, alter, extend, terminate, cancel, tender or accept surrender of any of the Contracts; (b) reduce, discount, compromise, settle, waive, release or set-off the amount of any sums payable thereunder, vary the terms of payment or otherwise change, alter or modify the same, or consent to the subordination of interest of any part thereto, or waive, excuse, condone or in any manner release or discharge any party thereunder of or from their respective obligations, covenants, conditions and agreements required to be performed; (c) execute any agreement which would prevent the Secured Party from acting as the Debtor, as provided herein; nor (d) alienate, assign, pledge, transfer or encumber any of the rights or interests of the Debtor therein or thereto, including the sums due or to become due thereunder.

3. Performance. The Debtor will fully and faithfully abide by, observe and discharge, perform and enforce the performance of the terms, obligations covenants, conditions, agreements and warranties required to be performed and observed under each of the Contracts, in respect of the Personal Property and under the Loan Documents, including this Security Agreement, and any other instrument secured hereunder, and will give prompt notice to the Secured Party of any default thereunder, whether by the Debtor or by any party thereto, together with an accurate and complete copy of any notice either received or sent by the Debtor. The Debtor will not anticipate, discount, compromise, settle, waive, release or set off any sums due under the Contracts or in respect of the Personal Property or receive any sums in any manner inconsistent with the provisions of the Contracts or this Security Agreement.

4. Indemnification. The Debtor will indemnify and hold and save the Secured Party harmless from and against any and all liability, loss, damage or expense of whatever kind or nature, including attorney’s fees, which the Secured Party may at any time sustain or incur hereunder, including, but not limited to, any claims or demands whatsoever which may be asserted against the Secured Party as a result of any failure on the part of the Debtor to perform, observe or discharge its obligations under any of the Contracts or involving any of the Collateral. Prior to the actual entry and taking possession of any property by the Secured Party, this Security Agreement shall not operate to place responsibility upon the Secured Party for the control, care, management or repair of any property constituting security hereunder.

5. Enforcement and Collection. The Debtor will, at no cost to the Secured Party, diligently enforce and secure the performance and observance of each and every obligation, covenant, condition, and agreement of the other parties under all the Contracts.

6. Duplicate Originals. At the request of the Secured Party, the Debtor will furnish to the Secured Party a duplicate original of each Contract now existing or hereafter executed by the Debtor.

7. Litigation. The Debtor will appear in and defend any action or proceeding at law or in equity affecting in any manner all or part of the Collateral; and in such event the Debtor will pay all costs, charges and expenses, including cost of evidence of title and attorney’s fees incurred, and will fully indemnify the Secured Party from and against any loss, damage or expense, including attorney’s fees, sustained or incurred by the Secured Party as a result of any failure on the part of the Debtor to comply with its obligations under this paragraph.

8. Liens. The Debtor will maintain the valid security interest of the Secured Party in the Collateral and the sums due thereunder, free and clear of all liens, claims and encumbrances that may be, or are threatened to be, made prior to or on a parity with the security interest of the Secured Party herein, except liens for taxes or assessments not yet payable or payable without penalty so long as payable. The Debtor will not claim any credit on interest payable on the Note or on any other payment secured hereby for any portion of the taxes assessed against the Collateral, and the provisions of any law entitling the Debtor to such credit are hereby expressly waived by the Debtor to the extent they may be lawfully waived. The Debtor will not release any liens on its assets without at least thirty (30) days prior written notice to the Secured Party.

9. Further Assurances. The Debtor authorizes the Secured Party to file financing statements describing the Collateral, continuation statements, amendments and any other related documents. The Debtor will assist in the preparation of and will execute and acknowledge from time to time, alone or with the Secured Party, and deliver, file or record any further instruments, including security agreements, financing or continuation statements, mortgages or other instruments, and do such further acts as the Secured Party requires by this Security Agreement and to subject the Collateral to the lien hereof, including all renewals, additions, substitutions, replacements or betterments thereto and all proceeds therefrom, and otherwise to protect the same against the rights and interests of third parties, and to execute all documents and perform all acts necessary to enforce the Contracts and to make the same binding, the Debtor agreeing to pay the cost of preparing, filing and recording the same.

10. Acknowledgment of Debt. The Debtor, within ten (10) days after request by the Secured Party in writing, will furnish to the Secured Party, or to any proposed assignee of this Security Agreement, a written statement duly acknowledged of the amount due under this Security Agreement and the Note and due under each Contract, and whether any offsets, counterclaims or defenses exist against the secured debt.

11. Personal Property. The Debtor agrees: (a) to keep all Personal Property intact and in good condition, order and repair; (b) at the Debtor’s own expense to replace any portion thereof which may be broken or become obsolete or worn out or unfit for use; (c) to comply with all laws, rules and regulations made by governmental authority and applicable thereto; (d) not to commit or suffer any strip or waste of the Personal Property; and (e) not to alienate, assign, pledge, transfer or encumber any of the rights or interests of the Debtor therein and thereto.

12. Insurance. The Debtor will, in the name and for the benefit of the Secured Party, during the term of this Security Agreement, keep all of the Personal Property insured against hazards of such type or types and in such amount or amounts and form of policy as the Secured Party may from time to time require and will deposit the policies with the Secured Party. The Debtor further agrees to keep paid in advance all premiums and costs of all insurance required hereunder and, upon demand of the Secured Party, will furnish evidence of payment of such premiums. The Debtor, not less than thirty (30) days prior to the expiration date of each policy, shall deliver to the Secured Party a renewal policy or policies, accompanied by evidence of payment satisfactory to the Secured Party. All insurance required hereunder shall be effected under valid and enforceable policies issued by insurance companies authorized to do business in the State of Hawaii, the Debtor hereby acknowledging receipt of written notice from the Secured Party that the Debtor is free to procure any such insurance from any insurance company so authorized. The Secured Party shall not be responsible for such insurance or for the collection of any insurance monies, or for the insolvency of any insurer of insurance underwriter. The amount collected from any fire or other insurance policy may be applied by the Secured Party upon any indebtedness secured hereby and in such order as the Secured Party may determine, or, upon the prior written approval of the Secured Party, the entire amount so collected, or any part thereof, may be applied to the restoration of the Personal Property, without being deemed a payment on any of the indebtedness secured hereby. Such application or restoration shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice. No lien upon any of such policies of insurance, or upon any refund or return premium which may be payable on the cancellation or termination thereof, shall be given to anyone other than the Secured Party, except by proper endorsement affixed to such policy and approved by the Secured Party. In the event of loss or physical damage to the Personal Property, the Debtor shall give immediate notice thereof by mail to the Secured Party, and the Secured Party may make proof of loss if the same is not made promptly by the Debtor. In the event of foreclosure of this Security Agreement, or other transfer of title to the Collateral in the extinguishment of the indebtedness secured hereby, all right, title and interest of the Debtor in and to any insurance policies then in force shall pass to the purchaser or the grantee. All such policies or other contracts for such insurance issued by the respective insurers shall, to the extent obtainable, be without contribution and contain an agreement by the insurer that the policy or other contract shall not be cancelled or materially changed without at least thirty (30) days prior written notice to the Secured Party.

13. Change in Status. The Debtor will not change its location or place of organization or its name without at least thirty (30) days prior written notice to the Secured Party. The Debtor shall keep the Secured Party timely advised with respect to any such changes, and the Secured Party shall have no affirmative obligation to know about any such changes.

C. MUTUAL COVENANTS. The Debtor and the Secured Party mutually covenant and agree each with the other as follows:

1. Secured Party Not Obligated To Perform. Neither the acceptance of this Security Agreement by the Secured Party, nor the exercise of any rights hereunder by the Secured Party, shall be construed in any way as an assumption by the Secured Party of any obligations, responsibilities or duties of the Debtor arising from the Collateral assigned hereunder or otherwise bind the Secured Party to the performance of any of the terms and provisions contained in any of the Contracts or of any obligations respecting the Personal Property, it being expressly understood that the Secured Party shall not be obligated to perform, observe or discharge any obligation, responsibility, duty or liability of the Debtor under any of the Collateral, including, but not limited to, appearing in or defending any action, expending any money or incurring any expenses in connection therewith.

2. Right of Secured Party To Defend Action Affecting Security. The Secured Party may, at the Debtors expense, appear in and defend any action or proceeding at law or in equity purporting to affect the Secured Party’s security interest under this Security Agreement.

3. Right of Secured Party To Prevent or Remedy Default. If the Debtor shall fail to perform any of the covenants, conditions and agreements required to be performed and observed by the Debtor under the Loan Documents, including this Security Agreement, the Contracts, or any other instruments secured hereby, or in respect of the Personal Property, the Secured Party (a) may, but shall not be obligated to, take action the Secured Party deems necessary or desirable to prevent or remedy any such default by the Debtor or otherwise to protect the security interest of the Secured Party under this Security Agreement, and (b) shall have the absolute and immediate right to enter in and upon or take possession of the Property, Collateral or any part thereof to such extent and as often as the Secured Party, in its sole discretion, deems necessary or desirable in order to prevent or to cure any such default by the Debtor, or otherwise to protect the security of this Security Agreement. The Secured Party may advance or expend such sums of money for the account of the Debtor, as the Secured Party in its sole discretion deems necessary for any such purpose.

4. Secured Party’s Expenses. All advances, costs, expenses, charges and attorney’s fees which the Secured Party may make, pay or incur under any provision of this Security

Agreement for the protection of its security or for the enforcement of any of its rights hereunder, or in foreclosure proceedings commenced and subsequently abandoned, or in any dispute or litigation in which the Secured Party or the holder of the Note may become involved by reason of or arising out of the Loan Documents, including this Security Agreement, or any other instrument secured hereby, or the Collateral or the care and management of the Collateral, shall be paid by the Debtor to the Secured Party, upon demand, and shall bear interest until paid at the rate specified by the Note to be paid in the event of default thereunder, all of which obligations shall be additional charges upon the Collateral and be equally secured hereby.

5. Secured Party’s Right of Set-Off. Upon the happening of any event entitling the Secured Party to pursue any remedy provided herein, or if the Secured Party shall be served with garnishee process in which the Debtor shall be named as defendant, whether or not the Debtor shall be in default hereunder at the time, the Secured Party may, but shall not be required to, set off any indebtedness owing by the Secured Party to the Debtor against any indebtedness secured hereby, without first resorting to the security hereunder and without prejudice to any other rights or remedies of the Secured Party or its security interest herein.

6. No Waiver. In case the Secured Party shall have proceeded to enforce any right or remedy hereunder and such proceedings shall have been discontinued or abandoned for any reason, then in every such case, the Debtor and the Secured Party shall be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Secured Party shall continue as if no such proceeding had been taken. No failure or delay on the part of the Secured Party in exercising any right, remedy or power under this Security Agreement or in giving or insisting upon strict performance by the Debtor hereunder or in giving notice hereunder shall operate as a waiver of the same or any other power or right, and no single or partial exercise of any such power or right shall preclude any other or further exercise thereof or the exercise of any other such power or right. The Secured Party, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the Debtor of any and all of the terms and provisions of this Security Agreement to be performed by the Debtor. The collection and application of proceeds, the entering and taking possession of the Collateral, and the exercise of the rights of the Secured Party contained in the Loan Documents, including this Security Agreement, shall not cure or waive any default, or affect any notice of default or invalidate any acts done pursuant to such notice. No waiver by the Secured Party of any breach or default of or by any party hereunder, shall be deemed to alter or affect the Secured Party’s rights hereunder with respect to any prior or subsequent defaults.

7. Remedies. No right or remedy herein reserved to the Secured Party is intended to be exclusive of any other right or remedy, but each and every such remedy shall be cumulative and is not in lieu of but shall be in addition to any other right or remedies given under this Security Agreement. Any and all of the Secured Party’s rights and remedies may be exercised from time to time and as often as such exercise is deemed necessary or desirable by the Secured Party.

8. Right of Secured Party To Extend Time of Payment, Substitute, Release Security, Etc. Without affecting the liability of any person, including the Debtor, for the payment of any indebtedness secured hereby, or the lien of this Security Agreement on the Collateral, or the remainder thereof, for the full amount of any indebtedness unpaid, the Secured Party may from time to time, without notice or without affecting or impairing any of the Secured Party’s right under this Security Agreement: (a) release any person liable for the payment of any of the indebtedness, (b) extend the time or otherwise alter the terms of payment of any of the indebtedness or accept a renewal note or notes to evidence such an extension or alteration, (c) accept additional security therefor of any kind, including (but not limited to) deeds of trust or mortgages, (d) alter, substitute or release from any security interest or lien held by the Secured Party any property securing the indebtedness secured hereby to its several securities therefor in such order and manner as it may deem fit, (e) join in granting any easement or creating any restriction thereon, or (f) join in any extension, subordination or other agreement affecting this Security Agreement or the lien or charge thereof.

D. MISCELLANEOUS

1. Terms Commercially Reasonable. The terms of this Security Agreement shall be deemed commercially reasonable within the meaning of the Uniform Commercial Code.

2. Definitions. The terms advances, costs and expenses shall include, but shall not be limited to, attorney’s fees whenever incurred. The terms indebtedness and “obligations” shall mean and include, but shall not be limited to, all claims, demands, obligations and liabilities whatsoever, however arising, whether owing by the Debtor individually or as a partner, or jointly or in common with any other party, and whether absolute or contingent, and whether owing by the Debtor as principal debtor or as a co-maker or as endorser, liquidated or unliquidated, and whenever contracted, accrued or payable. In this Security Agreement, whenever the context so required, the neuter gender includes the masculine or feminine, and the singular number includes the plural and vice versa.

3. Paragraph Headings. The headings of paragraphs herein are inserted only for convenience and shall in no way define, describe or limit the scope or intent of any provisions of this Security Agreement.

4. Change, Amendment, Etc. No change, amendment, modification, cancellation or discharge or any provision of this Security Agreement shall be valid unless consented to in writing by the Secured Party.

5. Assignment of Secured Party’s Interest. The Secured Party shall have the right to assign its interest in this Security Agreement to any subsequent holder of the Note.

6. Parties in Interest. As and when used herein, the term Debtor shall mean and include the Debtor and its successors and permitted assigns, and the term Secured Party shall mean and include the Secured Party herein named and its successors and assigns, and all covenants and agreements herein shall be binding upon and inure to the benefit of the Debtor, the Secured Party and their respective successors and permitted assigns. Where there is more than one entity identified as the Debtor, the obligations of each such entity shall be joint and several.

7. Applicable Laws; Severability. This Security Agreement shall be governed by and shall be construed and interpreted under and pursuant to the laws of the State of Hawaii. If any provision of this Security Agreement is held to be invalid or unenforceable, the validity or enforceability of the other provisions of this Security Agreement shall remain unaffected.

8. Notices. All notices, demands or documents which are required or permitted to be given or served hereunder shall be deemed to be delivered when a record has been (a) personally delivered, (b) received by telecopy, (c) received through the Internet, or (d) sent by registered or certified mail addressed as follows:

To:	HOKU SCIENTIFIC, INC.

2153 North King Street, Suite 300

Honolulu, Hawaii 96819

To:	CENTRAL PACIFIC BANK

P. O. Box 3590

Honolulu, Hawaii 96811-3590

Such addresses may be changed from time to time by the addressee by serving notice as provided above. Service of such notice or demand shall be deemed complete upon the earlier of the date of actual delivery or the third day after the date of mailing if mailed in Hawaii.

9. Waiver Of Right To Jury Trial. THE DEBTOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS, REMEDIES, OBLIGATIONS, OR DUTIES HEREUNDER, OR THE PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF. Except as prohibited by law, the Debtor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

10. Terms and Conditions of This Security Agreement Supplement Other Loan Documents. The terms and conditions of this Security Agreement applicable to the Debtor and the covenants, representations and warranties of the Debtor under this Security Agreement shall not be deemed to supersede, amend or modify the obligations and duties of the Debtor or other parties under the Loan Agreement and the covenants, representations and warranties of the Debtor hereunder merely supplement and do not supplant or supersede provisions of similar effect or subject matter in the other Loan Documents.

IN WITNESS WHEREOF, the Debtor and the Secured Party have executed these presents on the day and year first above written.

HOKU SCIENTIFIC, INC., a Delaware corporation

By	/s/ Dustin M. Shindo
	Its	Chief Executive Officer and President

Debtor

CENTRAL PACIFIC BANK

By	/s/ Robert Kamemeto
	Its	Senior Vice President

Secured Party

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